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PART II, ITEM 6                                             EXHIBIT 11

                             CCAIR, Inc.

            COMPUTATION OF EARNINGS (LOSS) PER SHARE (1)


                                                            Three Months ended December 31,
                                                                   1994                     1993

Net income (loss)                                                $   437,308               $(  596,885)

Shares
  Weighted average number of
    shares outstanding                                             7,381,195                6,935,891

Assuming exercise of options (2)                                     153,968               ---

Weighted average number of
  shares outstanding,
  as adjusted                                                      7,535,163                6,935,891


Income (loss) per share:                                     $      .06                $   (  .09 )


                                                                   Six Months ended December 31,
                                                                   1994                     1993

Net loss                                                         $(  132,568)              $(2,320,443)

Shares
  Weighted average number of
    shares outstanding                                             7,381,195                6,801,239

Assuming exercise of options (3)                                  ---                      ---

Weighted average number of
  shares outstanding,
  as adjusted                                                      7,381,195                6,801,239


Loss per share:                                              $   (  .02 )              $    ( .34 )



(1) Fully diluted average number of shares outstanding, as adjusted and earnings (loss) per share are the same as calculated for primary for the periods presented.

(2)      Not reflected in 1993 due to anti-dilutive effect.

(3)      Not reflected in 1994 and 1993 due to anti-dilutive effect.


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